EXHIBIT 10.25

           ASSIGNMENT AND ASSUMPTION AGREEMENT WITH LEXARIA CORP., A
                    NEVADA CORPORATION, DATED AUGUST 3, 2006




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                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of August 2, 2006, is between Brinx Resources Ltd., a Nevada corporation, ("ASSIGNOR"), and Lexaria Corp., a Nevada corporation ("ASSIGNEE").

                                    RECITALS

     A. Assignor and the Assignee each are in the business of resource exploration;

     B. Assignor holds a fifty percent (50%) "Working Interest" (defined below) in the Owl Creek Prospect in Garvin County Oklahoma, as set forth in: (i) the letter agreement between and Ranken Energy Corporation, an Oklahoma corporation ("Ranken") and Assignor dated July 25, 2005 and attached hereto as EXHIBIT A (the "Letter
              Agreement"); and (ii) the joint operating agreement between Assignor and Ranken dated July 1, 2005 and attached hereto as EXHIBIT B (the "Joint Operating Agreement");

     C. Assignor desires to assign to Assignee 15% of its 50% Working Interest, which assignment shall result in Assignee receiving an effective 7.5% Working Interest (the "7.5% Working Interest") in the Owl Creek Prospect, for the purchase price of $100,000 (calculated at $13,333.33 per percentage point), such assignment to occur in accordance with, and subject to, the terms and conditions set forth in this Agreement;

     D. For purposes of this Agreement, the term "Working Interest" is defined as set forth in the Letter Agreement, including the right to participate at a 7.5% working interest in all future wells drilled on a total of 1,080 acres surrounding the Powell #1 and #2, but the definition does not include "dry hole or completion costs" of the future wells, including the soon to be drilled Isbill #1 nor does it include the Johnson #1 well located in the W/2 SE/4 Section 35-5N2W, the producing Powell #1 well located in the E/2 SW/4 Section 25-5N-2W or the producing Powell #2-25 well which is located in the W/2 SW/4 Section 25-5N-2W. The term "Working Interest" also includes the right to participate in any Areas of Mutual Interest (AMI) that may be acquired by the Owl Creek Prospect participants; and

     E. Assignee desires to accept the 7.5% Working Interest from Assignor, and to assume all of Assignor's obligations and liabilities with respect thereto in accordance with, and subject to, the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Assignor hereby grants, bargains, sells, conveys, transfers and assigns to Assignee, her heirs, devisees, assigns and personal representatives, all of Assignor's right, title and interest in and to the 7.5% Working Interest, to have and to hold the same unto Assignee, her heirs, devisees, assigns and personal representatives forever.

         2. Assignee hereby accepts the 7.5% Working Interest and agrees to assume, pay, discharge and perform all past, present and future obligations and liabilities of Assignor arising out of, or in any way connected with, the ownership of the 7.5% Working Interest and agrees to hold the Assignor harmless from any claim or demand, of any kind made hereunder

         3. Assignee hereby agrees to pay to Assignor the lump sum of One Hundred Thousand Dollars ($100,000) (calculated at $13,333.33 per percentage point) in immediately available United States funds for the 7.5% Working Interest on or before the thirtieth day following the date of this Agreement, failing which, this Agreement and the Assignment(s) contained herein shall be null and void.


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         4.  The  Assignor  warrants and represents  that as of the date of this
Assignment Agreement, the Letter Agreement and the Joint Operating Agreement are each in full force and effect, without modification or amendment, that it has the full right and authority to transfer said its rights under the Letter Agreement and that the rights transferred herein are free of lien, encumbrance or adverse claim.

         5. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

         6. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purpose of this Agreement.

         7. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

         8. This Agreement and the Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and supercede all prior arrangements and understandings, both written and oral, express or implied, with respect thereto. Any preceding correspondence or offers are expressly superceded and terminated by this Agreement.

         9. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally recognized courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Assignor:         If to the Assignee:            If to Ranken:

820 Piedra Vista Rd NE.     1166 Alberni St., Ste. 501     417 W 18th, Suite 101
Albuquerque, NM             Vancouver, BC                  Edmond, OK
USA, 87123-1954             V6E 3Z3                        USA 73013-3663
505.291.0158 ph             604.684.0999                   405.340.2363 ph
505.219.0158 fax                                           405.340.2365 fax

         10. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada as applicable to contracts made and performed therein.

         11. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same Assignment and will become effective when one or mare counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         12. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.





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         IN WITNESS  WHEREOF the parties have executed this Assignment as of the day and year first above written.


ASSIGNOR:                                     ASSIGNEE:

BRINX RESOURCES LTD.                          LEXARIA CORP.



By:    /s/ LEROY HALTERMAN                    By:    /s/ LEONARD MACMILLAN
       ---------------------------                   ---------------------------
       Authorized Signatory                          Authorized Signatory

Name:  LEROY HALTERMAN                        Name:  LEONARD MACMILLAN
       ---------------------------                   --------------------------
Title: PRESIDENT                              Title: PRESIDENT
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